UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2381 Rosecrans Avenue, Suite 325, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2007, GE Commercial Distribution Finance Corporation ("GE")agreed via e-mail letter to a temporary overline increase of $15 million ($45 million in total)and to an extension of the credit facility that was to expire on June 25, 2007 to July 31, 2007 for En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc., wholly-owned subsidiaries of En Pointe Technologies, Inc. The extension of time was necessary for GE to complete the new credit facility proposal which is being prepared to replace the expiring one.

The foregoing description of the GE letter agreement is qualified in its entirety by reference to the letter, which is attached as Exhibit 10-60 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number
Description

Exhibit 10-60
GE Commercial Distribution Finance Corporation temporary overline for En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc. dated June 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

June 14, 2007	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.60	GE Commercial Distribution Finance Corporation temporary overline for En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc. dated June 13, 2007.